Exhibit 10.22

KATAPULT HOLDINGS, INC.
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN
March 31, 2022

-i-

ARTICLE 1 INTRODUCTION
1.1 Establishment. Katapult Holdings, Inc. (the “Company”) has established this NonEmployee Directors Deferred Compensation Plan (the “Plan”) for those members of the Company’s Board of Directors who are not employees of the Company or any of its subsidiaries or affiliates. The Plan allows such Eligible Directors to defer the receipt of Equity Compensation granted under the Company’s 2021 Equity Incentive Plan (the “Equity Plan”) pursuant to the Company’s Non-Employee Director Compensation Policy, as amended from time to time, and, subject to, and in accordance with, the terms of the Plan. Capitalized terms used in the Plan, unless otherwise defined herein, have the definitions set forth in Article 12.
1.2 Purpose. This Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract and retain qualified persons to serve on the Board and to promote Company equity ownership by Eligible Directors, thereby aligning such Eligible Directors’ interests more closely with the interests of the stockholders of the Company.
1.3 Effective Date. This Plan is effective as of March 31, 2022 (the “Effective Date”).
ARTICLE 2 ELIGIBILITY
2.1 Effective Date Eligibility. Each person who is an Eligible Director on the Effective Date will be eligible to participate in the Plan as of the Effective Date.
2.2 Initial Board Appointment Eligibility. Each person who becomes an Eligible Director following the Effective Date shall become eligible on the date of his or her initial appointment to the Board.
2.3 Change in Employment Status. If any Participant subsequently becomes an employee of the Company or any of its subsidiaries or affiliates such Participant shall not be eligible to defer any Equity Compensation earned during any calendar year that commences following such change in status, if applicable. Such change in status shall not otherwise impact the Participant’s Equity Account, which will continue to be administered in accordance with the terms of the Plan and the Participant’s Deferral Election.
ARTICLE 3 DEFERRAL ELECTIONS
3.1 Deferral Elections. Subject to the approval of the Administrator, each Eligible Director may elect to defer 100%, but not less than 100%, of his or her Equity Compensation by submitting a completed Deferral Election form to the Administrator in accordance with the procedures set forth in this Article 3.
3.2 Timing of Deferral Election. An Eligible Director may make a Deferral Election within thirty (30) days after the date on which he or she initially becomes eligible to participate in the Plan (the “Initial Election Period”). An Eligible Director who does not make a Deferral Election within the Initial Election Period may make a Deferral Election in accordance with administrative procedures established by the Administrator.
3.3 Effect and Duration of Deferral Election. A Deferral Election shall apply only to Equity Compensation earned after the date such election is made and is irrevocable consistent with the requirements of Section 409A. Any Deferral Election made within the Initial Election Period will be irrevocable upon expiration of the Initial Election Period and will apply to any Equity Compensation earned following expiration of such Initial Election Period. Any Deferral Election made after expiration of the Initial Election Period will be irrevocable as of December 31st of the calendar year in which it was made and will apply to any Equity Compensation earned in any subsequent calendar year. The Administrator in its discretion may specify in the applicable election form that to the extent a Deferral Election is made such Deferral Election shall be evergreen so that it will continue in effect and will be applicable to Equity Compensation earned in all subsequent calendar years, unless and until such Deferral Election is modified as provided in Section 3.4.
3.4 Modifications to Deferral Elections. A Participant may revoke or modify a prior Deferral Election by submitting a new Deferral Election to the Administrator at such time before the first day of any subsequent calendar year in accordance with procedures established by the Administrator. Any modified Deferral Election will commence effectiveness with respect to such subsequent calendar year and will evergreen and remain effective for calendar years commencing thereafter.
3.5 Form of Deferral Election. A Deferral Election shall be made in a form approved by the Administrator.
ARTICLE 4 DEFERRED COMPENSATION ACCOUNTS
4.1 Establishment of Equity Account. The Company shall establish an Equity Account for each Participant in the Company’s equity administration platform. All Equity Compensation deferred pursuant to Article 3 shall be converted to Deferred Stock Units, which will be credited to the Participant’s Equity Account on the Deferral Date. Equity Compensation deferred under the Plan will have the number of Shares subject to such deferral election converted into an equivalent number of Deferred Stock Units credited to the Participant’s Equity Account.
4.2 Dividends Equivalents. Unless otherwise specified in the applicable award agreement governing an award of Equity Compensation, each Participant shall receive no benefit or adjustment to the Deferred Stock Units credited to such Participant’s Equity Account with respect to any cash dividend, stock dividend or other distribution that does not result from Adjustments for Changes in Capital Structure pursuant to Section 4.3 of the Company’s Equity Plan (or similar provisions in any successor equity incentive plan adopted by the Company); provided, however, that this sentence shall not apply with respect to any Shares that are delivered to the Participant in connection with such Participant’s Deferred Stock Units after such Shares have been delivered to the Participant. To the extent that the applicable award agreement governing an award of Equity Compensation contains the right to receive dividends or dividend equivalents, any such dividends or dividend equivalents will be credited to the Participant’s Equity Account on the same date(s) on which such dividends or dividend equivalents would otherwise have been paid pursuant to such award agreement.
4.3 Adjustments for Changes in Capital Structure. In the event of a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of the Shares, appropriate and proportionate adjustments shall be made to Deferred Stock Units issued under this Plan in accordance with Section 4.3 of the Company’s Equity Plan (or similar provisions in any successor plan adopted by the Company).
ARTICLE 5 DISTRIBUTION OF DEFERRED COMPENSATION
5.1 Share Settlement and Source of Shares. Settlement of a Participant’s Equity Account will be effected by delivering to the Participant a number of Shares equal to the number of whole Deferred Stock Units credited to the Participant’s Equity Account. The source of Shares distributed pursuant to this Plan shall be the Company’s Equity Plan or any successor equity incentive plan adopted by the Company. Any fractional Deferred Stock Units credited to a Participant’s Equity Account at the time of a distribution shall be paid in cash at the time of such distribution.
5.2 Timing and Form of Distribution. Each Participant’s Equity Account shall be settled in a lump sum on the earlier of (i) such Participant’s Separation from Service or (ii) a Change in Control.
5.3 Specified Employee Delay in Distribution Upon Separation from Service. The provisions of this Section 5.3 shall apply to the extent necessary to avoid adverse tax consequences to a Participant under Section 409A of the Code. If a Participant is a Specified Employee any distribution to such Participant that is triggered by a Separation from Service will be made on the date that is six months and one day following the date of the Separation from Service.
5.4 Distribution upon Death. In the event of a Participant’s death at any time prior to distribution of the Participant’s entire Equity Account, as soon as administratively feasible after the Participant’s death the entire balance of the Participant’s Equity Account shall be immediately settled in an issuance of Shares with a cash payment for any fractional Stock Unit to the beneficiary designated by the Participant under Article 7.
5.5 Unforeseeable Emergency. In the event the Participant experiences an unforeseeable emergency as defined in Treas. Reg. § 1.409A-3(i)(3), the Administrator may, at the request of the Participant, make a distribution from the Participant’s Equity Account equivalent to the amount reasonably necessary to satisfy the emergency need. The balance of the Equity Account will not be distributed until the occurrence of the earliest distribution event as provided in Section 5.2. Unforeseeable emergency distributions will be administered in manner compliant with the requirements of Section 409A.
ARTICLE 6 UNFUNDED STATUS
6.1 General. The interest of each Participant in any Equity Compensation deferred under the Plan (and any Deferred Stock Units or Equity Account relating thereto) shall be that of a general creditor of the Company. Equity Accounts, and Deferred Stock Units credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. Except as provided in Section 6.2, no money or other assets shall be set aside for any Participant.
6.2 Trust. To the extent determined by the Board, the Company may, but shall not be required to, transfer funds necessary to fund all or part of the payments under the Plan to a trust; provided, the assets held in such trust shall remain at all times subject to the claims of the general creditors of the Company. No participant or beneficiary shall have any interest in the assets held in such trust or in the general assets of the Company other than as a general, unsecured creditor. Accordingly, the Company shall not grant a security interest in the assets held by the trust in favor of any Participant, beneficiary or creditor.
ARTICLE 7 DESIGNATION OF BENEFICIARY
7.1 Beneficiary Designation. Each Participant may designate one or more beneficiaries to receive settlement of the Participant’s Equity Account in the event of such Participant’s death. The Company may rely upon the beneficiary designation filed with the Administrator, provided that such form was executed by the Participant or his or her legal representative and filed with the Administrator prior to the Participant’s death. If a Participant has not designated a beneficiary, or if the designated beneficiary is not surviving when a payment is to be made to such person under the Plan, the beneficiary with respect to such payment shall be the Participant’s surviving spouse, or if there is no surviving spouse, the Participant’s estate.
ARTICLE 8 ADMINISTRATION
8.1 Administrator. The Plan shall be administered by the Administrator appointed by the Board. The Administrator shall have the authority to make all determinations it deems necessary or advisable for administering the Plan, subject to the express provisions of the Plan, and to delegate its authority to one or more Company employees.
8.2 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon the Participants and any other persons having any interest in the Plan.
8.3 Indemnification of Administrator. The Company shall indemnify and hold harmless the members of the committee comprising the Administrator, and any Company employee to whom the duties of the Administrator are delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct.
ARTICLE 9 TAXES
9.1 Withholding Taxes. By electing to make a deferral under this Plan, each Participant authorizes the required withholding, if any, from, at the Company’s election, distributions and any other amounts payable to the Participant, and the Participant otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with payments or distributions from this Plan. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to make distributions under this Plan. Any tax withholding obligation triggered by a distribution of Shares will be satisfied by an automatic reduction in the number of Shares issued to the Participant or the Participant’s beneficiary. For the avoidance of doubt, tax withholding is not required for any Director who does not otherwise provide services to the Company as an employee.
9.2 Section 409A Savings. This Plan is intended to comply with the requirements of Section 409A of the Code. The Administrator shall interpret the Plan provisions in a manner consistent with the requirements of Section 409A of the Code. To the extent one or more provisions of this Plan do not comply with Section 409A of the Code, such provision shall be automatically and immediately voided, and shall be amended as soon as administratively feasible and shall be administered to so comply. Notwithstanding the foregoing or anything else to the contrary in the Plan, the Company shall have no liability to any Participant should any provision of the Plan fail to satisfy the requirements of Section 409A.
ARTICLE 10 SECURITIES LAWS COMPLIANCE
10.1 Action by Administrator. With respect to any Participant who is then subject to Section 16 of the Exchange Act, notwithstanding anything to the contrary set forth herein, any function of the Administrator under the Plan relating to such Participant shall be performed solely by the Board or its Compensation Committee, if and to the extent required to ensure the availability of an exemption under Section 16 of the Exchange Act for any transaction relating to such Participant under the Plan.

10.2 Compliance with Section 16. Notwithstanding any other provision of the Plan or any rule, instruction, election form or other form, the Plan and any such rule, instruction or form shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
ARTICLE 11 GENERAL PROVISIONS
11.1 No Stockholder Rights Conferred. Nothing contained in the Plan will confer upon any Participant or beneficiary any rights of a stockholder of the Company, unless and until Shares are in fact issued or transferred to such Participant or beneficiary in accordance with Article 5.
11.2 Changes to The Plan. The Board may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of Participants; provided, no such action may materially impair the rights of a Participant with respect to any Deferred Stock Units credited to his or her Equity Account prior to the date of such action unless the affected Participant consents to such action.
11.3 Compliance With Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full. Certificates, if any, representing Shares delivered under the Plan will be subject to such restrictions as may be applicable under such laws, regulations and other obligations of the Company.
11.4 Limitations on Transferability. Deferred Stock Units and other rights under the Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.
11.5 Governing Law. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with laws of the State of Delaware.
11.6 Plan Termination. The Board reserves the right to terminate the Plan at any time to the extent such termination is in compliance with the requirements of Section 409A. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as the Company and the Participants have no further rights or obligations under the Plan.
11.7 Acceleration of Plan Distributions. The Administrator reserves the right to accelerate the distribution of Shares in settlement of Equity Accounts to the extent compliant with the requirements of Section 409A, including any accelerated distribution permitted by Treas. Reg. § 1.409A-3(j)(4).
ARTICLE 12 DEFINITIONS
Wherever used herein, the following terms shall have the meanings set forth below:
“Administrator” means the Compensation Committee of the Board or such other committee consisting of two or more persons appointed by the Board to administer the Plan under Article 8.
“Board” means the Board of Directors of the Company.

“Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Section 409A(a)(2)(A)(v) of the Code. Whether a Change in Control has occurred will be determined in manner consistent with the requirements of Section 409A.
“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.
“Company” means Katapult Holdings, Inc., a Delaware corporation, and any successor corporation thereto.
“Deferral Date” means the date Equity Compensation would otherwise have been paid to the Participant in the absence of a Deferral Election.
“Deferral Election” means a written election by a Participant to defer Equity Compensation under the Plan.
“Deferred Stock Units” means the credits made to a Participant’s Equity Account under Article 4 of the Plan. Each Deferred Stock Unit represents the right to receive one Share upon settlement of the Equity Account.
“Director” means a member of the Board.
“Eligible Director” means a Director who is not an employee of the Company or any of its subsidiaries or affiliates.
“Equity Account” means the bookkeeping account established by the Company pursuant to Section 4.1.
“Equity Compensation” means all or part of any equity award providing for an issuance of Shares granted to an Eligible Director as consideration for services provided as a Director, but excluding any stock option.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” of a Share means, as of any date, the value of a Share or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)    Except as otherwise determined by the Committee, if, on such date, the Shares are listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Share shall be the closing price of such Share as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Shares, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Shares have traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Shares were so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)    If, on such date, the Shares are not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Share shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A or Section 422 of the Code to the extent applicable.
“Participant” means an Eligible Director who elects to defer Equity Compensation under the Plan.
“Section 409A” shall mean Section 409A of the Code and the regulations and other guidance thereunder.
“Separation from Service” means the termination of an individual’s service as a Director for any reason within the meaning of Treas. Reg. § 1.409A-1(h). Whether a Separation from Service has occurred will be determined in manner consistent with the requirements of Section 409A.
“Shares” means shares of the Company’s common stock, par value $0.001 per share, or, in the event that the outstanding shares of the Company’s common stock are recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.
“Specified Employee” means a “specified employee” as defined in Treas. Reg. § 1.409A-1(i).

ELECTION
INITIAL RSU GRANT DEFERRAL
FORM OF NOTICE OF ELECTION TO DEFER EQUITY COMPENSATION
Katapult Holdings, Inc.
5204 Tennyson Parkway, Suite 500
Plano, TX 75024
Attention: [Corporate Secretary]
RE: Notice of Election to Defer Board of Director Equity Compensation
Dear [●]:
Pursuant to the Katapult Holdings, Inc. Non-Employee Directors Deferred Compensation Plan (the “Plan”), I hereby elect to defer settlement of my Initial RSU Grant1 that I earn following April [●], 2022 (the “Deferral Election Deadline”). In order to be effective, this deferral election (this “Deferral Election”) must be returned by email to [●] on or prior to the Deferral Election Deadline. Capitalized terms used but not otherwise defined in this Deferral election will have the meanings ascribed to such terms in the Plan.
Deferral Election: I hereby elect to defer (please check the following box only if you wish to make a Deferral Election):
□    100% of my Initial RSU Grant earned after the Deferral Election Deadline shall be deferred and credited to my Equity Account as provided for in the Plan
Payment Form and Timing: By making this Deferral Election, I understand that Initial RSU Grant will be credited to my Equity Account under the Plan, which will be distributed to me in a lump sum on the earlier to occur of (i) my Separation from Service or (ii) a Change in Control.
Certain Acknowledgements:
•    This Deferral Election must be completed and returned to the Company on or prior to the Deferral Election Deadline. Any Deferral Election receive after the Deferral Election Deadline, and any incomplete Deferral Election, will not be honored.
•    This Deferral Election is subject to the terms and conditions set forth in the Plan. I acknowledge that I have received a copy of the Plan and that my participation in the Plan is subject to the terms and conditions of the Plan.
•    I understand that this Deferral Election will become irrevocable as of the Deferral Election Deadline and may not be changed or revoked after the Deferral Election Deadline.
1 Note to Director: Pursuant to the Katapult Holdings, Inc. Non-Employee Director Compensation Policy, each Eligible Director who is first elected or appointed to the Board will automatically be granted restricted stock units with a grant date fair market value equal to $300,000 (the “Initial RSU Grant”).
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ELECTION
•    I understand that the Plan and this Deferral Election are intended to comply with the requirements of Section 409A and shall be interpreted in a manner consistent with such intent. Notwithstanding the foregoing or anything else to the contrary in the Plan, the Company shall have no liability to any person should any provision of the Plan or this Deferral Election fail to satisfy the requirements of Section 409A.
•    I am aware that any elections I have hereby made may have significant tax consequences to me. I acknowledge and agree that the Company is not providing me with tax advice with respect to my participation in the Plan nor this Deferral Election. I further understand that it is solely my responsibility for obtaining tax advice with respect to my participation in the Plan and, to the extent I deem necessary, I have received advice from my personal tax advisor before making this Deferral Election.

Sincerely,

Signature of Director

Printed Name of Director

Date
2

ELECTION
ANNUAL RSU GRANT DEFERRAL
FORM OF NOTICE OF ELECTION TO DEFER EQUITY COMPENSATION
Katapult Holdings, Inc.
5204 Tennyson Parkway, Suite 500
Plano, TX 75024
Attention: [Corporate Secretary]
RE: Notice of Election to Defer Board of Director Equity Compensation
Dear [●]:
Pursuant to the Katapult Holdings, Inc. Non-Employee Directors Deferred Compensation Plan (the “Plan”), I hereby elect to defer settlement of my Annual RSU Grant2 that I earn following April [●], 2022 (the “Deferral Election Deadline”). In order to be effective, this deferral election (this “Deferral Election”) must be returned by email to [●] on or prior to the Deferral Election Deadline. Capitalized terms used but not otherwise defined in this Deferral election will have the meanings ascribed to such terms in the Plan.
Evergreen Election: I understand that this Deferral Election will remain in effect with respect to any Annual RSU Grants that I earn in future taxable years unless and until changed by me in a manner permitted by Section 409A.
Deferral Election: I hereby elect to defer (please check the following box only if you wish to make a Deferral Election):
□    100% of my Annual RSU Grant earned after the Deferral Election Deadline shall be deferred and credited to my Equity Account as provided for in the Plan
Payment Form and Timing: By making this Deferral Election, I understand that my Annual RSU Grant will be credited to my Equity Account under the Plan, which will be distributed to me in a lump sum on the earlier to occur of (i) my Separation from Service or (ii) a Change in Control.
Certain Acknowledgements:
•    This Deferral Election must be completed and returned to the Company on or prior to the Deferral Election Deadline. Any Deferral Election receive after the Deferral Election Deadline, and any incomplete Deferral Election, will not be honored.
2 Note to Director: Pursuant to the Katapult Holdings, Inc. Non-Employee Director Compensation Policy, on the date of each annual stockholder meeting, each Eligible Director (excluding any Eligible Director who is first appointed or elected by the Board at the annual meeting) will automatically be granted restricted stock units with a grant date fair market value equal to $150,000 (the “Annual RSU Grant”).
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ELECTION
•    This Deferral Election is subject to the terms and conditions set forth in the Plan. I acknowledge that I have received a copy of the Plan and that my participation in the Plan is subject to the terms and conditions of the Plan.
•    I understand that this Deferral Election will become irrevocable as of the Deferral Election Deadline and may not be changed or revoked after the Deferral Election Deadline.
•    I understand that the Plan and this Deferral Election are intended to comply with the requirements of Section 409A and shall be interpreted in a manner consistent with such intent. Notwithstanding the foregoing or anything else to the contrary in the Plan, the Company shall have no liability to any person should any provision of the Plan or this Deferral Election fail to satisfy the requirements of Section 409A.
•    I am aware that any elections I have hereby made may have significant tax consequences to me. I acknowledge and agree that the Company is not providing me with tax advice with respect to my participation in the Plan nor this Deferral Election. I further understand that it is solely my responsibility for obtaining tax advice with respect to my participation in the Plan and, to the extent I deem necessary, I have received advice from my personal tax advisor before making this Deferral Election.

Sincerely,

Signature of Director

Printed Name of Director

Date
2